Exhibit h.(ii).l

FORM OF

AMENDMENT ELEVEN

TO

FUND ACCOUNTING AGREEMENT

This Amendment Eleven (the “Amendment”), effective January 1, 2020 (the “Effective Date”), amends that certain Fund Accounting Agreement, dated December 31, 2014, by and between Hartford Funds Management Company, LLC (the “Fund Accountant”) and the Funds listed on Schedule A thereto (the “Funds”) (the “Fund Accounting Agreement”).

WHEREAS, the Fund Accountant and the Funds wish to amend certain terms of the Fund Accounting Agreement effective as of the Effective Date; and

WHEREAS, the Boards of Directors/Trustees of the Funds approved such amended terms at a meeting held on November 5 -7, 2019,

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties to the Fund Accounting Agreement agree as follows, effective as of the Effective Date:

1.	Hartford Funds Master Fund and Hartford Funds NextShares Trust are deleted as parties to the Fund Accounting Agreement.

2.	The first two sentences of Section 3 (Compensation) of the Fund Accounting Agreement is deleted in its entirety and replaced with the following:

For the Services provided under this Agreement, the Funds shall pay the Fund Accountant a fee calculated as set forth on Schedule B hereto.

3.	Schedule A (List of Funds) is deleted in its entirety and is replaced by Schedule A attached to this Amendment.

4.	Schedule B (Fee Schedule) is deleted in its entirety and is replaced by Schedule B attached to this Amendment.

5.	Any prior amendment to the Fund Accounting Agreement that contain terms that are different than the terms set forth under this Amendment are superseded by the terms set forth under this Amendment. All other terms of the Fund Accounting Agreement, including any prior amendments containing terms not inconsistent with this Amendment, shall remain in effect.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date written above.

The Hartford Mutual Funds, Inc.		Hartford Schroders Opportunistic Income Fund

By:		By:
	Amy N. Furlong		Amy N. Furlong
	Treasurer and Vice President		Treasurer and Vice President

The Hartford Mutual Funds II, Inc.		Hartford Funds Master Fund

By:		By:
	Amy N. Furlong		Amy N. Furlong
	Treasurer and Vice President		Treasurer and Vice President

Hartford Series Fund, Inc.		Hartford Funds NextShares Trust

By:		By:
	Amy N. Furlong		Amy N. Furlong
	Treasurer and Vice President		Treasurer and Vice President

Hartford HLS Series Fund II, Inc.		Hartford Funds Management Company, LLC

By:		By:
	Amy N. Furlong		Gregory A. Frost
	Treasurer and Vice President		Chief Financial Officer

Schedule A

to the Fund Accounting Agreement

List of Funds

This Schedule A to that certain Fund Accounting Agreement dated December 31, 2014, is effective as of January 1, 2020.

THE HARTFORD MUTUAL FUNDS, INC.

Hartford AARP Balanced Retirement Fund
The Hartford Balanced Income Fund
The Hartford Capital Appreciation Fund
The Hartford Checks and Balances Fund
Hartford Climate Opportunities Fund
The Hartford Conservative Allocation Fund
Hartford Core Equity Fund
The Hartford Dividend and Growth Fund
Hartford Emerging Markets Equity Fund
The Hartford Emerging Markets Local Debt Fund
The Hartford Equity Income Fund
The Hartford Floating Rate Fund
The Hartford Floating Rate High Income Fund
Hartford Global Impact Fund
The Hartford Global Real Asset Fund
The Hartford Growth Allocation Fund
The Hartford Healthcare Fund
The Hartford High Yield Fund
The Hartford Inflation Plus Fund
Hartford International Equity Fund
The Hartford International Growth Fund
The Hartford International Opportunities Fund
The Hartford International Value Fund
The Hartford MidCap Fund
The Hartford MidCap Value Fund
Hartford Moderate Allocation Fund
Hartford Multi-Asset Income and Growth Fund
Hartford Municipal Income Fund
The Hartford Municipal Opportunities Fund
Hartford Municipal Short Duration Fund
The Hartford Quality Bond Fund
The Hartford Short Duration Fund
Hartford Small Cap Value Fund
The Hartford Small Company Fund
The Hartford Strategic Income Fund
The Hartford Total Return Bond Fund
The Hartford World Bond Fund

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund
Hartford Multifactor International Fund
Hartford Multifactor Large Cap Value Fund
Hartford Quality Value Fund
Hartford Schroders Emerging Markets Equity Fund
Hartford Schroders Emerging Markets Multi-Sector Bond Fund
Hartford Schroders International Multi-Cap Value Fund
Hartford Schroders International Stock Fund
Hartford Schroders Securitized Income Fund
Hartford Schroders Tax-Aware Bond Fund
Hartford Schroders US MidCap Opportunities Fund
Hartford Schroders US Small Cap Opportunities Fund
The Hartford Small Cap Growth Fund

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund
Hartford Capital Appreciation HLS Fund
Hartford Disciplined Equity HLS Fund
Hartford Dividend and Growth HLS Fund
Hartford Global Growth HLS Fund
Hartford Healthcare HLS Fund
Hartford High Yield HLS Fund
Hartford International Opportunities HLS Fund
Hartford MidCap HLS Fund
Hartford MidCap Value HLS Fund
Hartford Small Company HLS Fund
Hartford Stock HLS Fund
Hartford Total Return Bond HLS Fund
Hartford Ultrashort Bond HLS Fund
Hartford Value HLS Fund

HARTFORD HLS SERIES FUND II, INC.

Hartford Growth Opportunities HLS Fund
Hartford MidCap Growth HLS Fund
Hartford Small Cap Growth HLS Fund
Hartford U.S. Government Securities HLS Fund

HARTFORD SCHRODERS OPPORTUNISTIC INCOME FUND

Schedule B

to Fund Accounting Agreement

FEE SCHEDULE

This Schedule B, as may be amended from time to time, is incorporated into that certain Fund Accounting Agreement, dated December 31, 2014, by and between Hartford Funds Management Company, LLC (“HFMC”) and the Funds (as defined in the Agreement) (the “Fund Accounting Agreement”). Capitalized terms used but not defined on this Schedule B have the meanings given to such terms in the Agreement.

1.	Allocated Vendor Costs.

a.	Reference is made to that certain Fund Accounting Agreement, dated December 31, 2014, by and between HFMC and State Street Bank and Trust Company (“State Street”) (the “Sub-Accounting Agreement”), and that certain Sub-Administration Agreement, dated December 31, 2014, by and between HFMC, Lattice Strategies LLC (“Lattice”) and State Street (the “Sub-Administration Agreement”).

b.	Reference is made to that certain Confidential Fee Schedule, dated January 31, 2020, with an effective date of January 1, 2020, by and between State Street, HFMC, and Lattice for services under the Sub-Accounting Agreement and Sub-Administration Agreement referenced above, and which is incorporated herein as if fully set forth on this Schedule B (the “State Street Fee Schedule”).

c.	Notwithstanding anything to the contrary under the Agreement, for purposes of this Schedule B, the term State Street Fee Schedule shall exclude any fees that relate to services provided by State Street under: (i) the Custodian Agreement, dated December 31, 2014, by and between State Street and the Funds; (ii) the Custodian Agreement, dated March 1, 2015, by and between State Street and the Exempted Companies Incorporated in the Cayman Islands with Limited Liability listed on Appendix A thereto (the “Cayman Funds”); (iii) the Accounting and Sub-Administration Agreement, dated March 1, 2015, by and between State Street and HFMC for services provided to the Cayman Funds; and (iv) the Master Transfer Agency and Service Agreement, dated February 13, 2018, by and between State Street and the registrants and their separate series listed on Schedule A thereto (the “ETFs). For the avoidance of doubt, the term “Funds” for purposes of this Schedule B does not include the ETFs.

d.	Other than “Excludes Fees” (as defined below), the fees payable by HFMC to State Street for services provided by State Street in connection with Sub-Accounting Agreement or the Sub-Administration Agreement, as set forth on the State Street Fee Schedule, are referred to as “Allocated Vendor Costs.” Allocated Vendor Costs shall not include: (i) fees payable by HFMC to State Street under Section II (ETF Servicing) or fees payable under Appendix 3 (In-Kind Creation and Redemption Fees) of the State Street Fee Schedule (“ETF Service Fees”); (ii) fees payable to State Street in connection with a Fund merger, consolidation, or other reorganization; (iii) fees payable to State Street in connection with Special Shareholder Meeting Services (as defined under the State Street Fee Schedule); and (iv) any other fees payable to State Street that are listed on Appendix 2 or Appendix 4 to the State Street Fee Schedule and which are separately invoiced by State Street and such invoice identifies the Fund to which such fees relate (collectively, the “Excluded Fees”). For the avoidance of doubt, any overdraft fees payable to State Street shall be considered Excluded Fees.

e.	Excluded Fees other than ETF Service Fees are referred to as “Direct Vendor Costs.”

2.	Allocated Expenses. Reference is made to the Fund Accountant Expense Allocation Methodology (the “Methodology”) as prepared and presented by HFMC to the Board and reviewed by Thomas H. Mack & Co., Inc., or any successor to such consultant as may be appointed or engaged by the members of the Board who are not “Interested Persons” of the Funds, as that term is defined under the 1940 Act (the “Consultant”). Expenses allocated to HFMC by its parent company, Hartford Funds Management Group, Inc., pursuant to the Methodology, are referred to as the “Allocated Expenses.” For the avoidance of doubt, Allocated Expenses include only those expenses the allocation of which is consistent with the Methodology most recently presented to and reviewed by (i) the Board or (ii) at the direction of the Board, the Consultant.

3.	Fund Accounting Fee Payable by the Funds. The fee payable by each Fund to HFMC shall be equal to the sum of: (i) a ratable portion of the Allocated Vendor Costs; (ii) the amount of Direct Vendor Costs applicable to the Fund, if any; and (iii) a ratable portion of the Allocated Expenses (the “Fund Accounting Fee”). The Fund Accounting Fee shall be payable by the Funds to HFMC [monthly].

For purposes of determining the ratable portion of the Allocated Vendor Costs and ratable portion of the Allocated Expenses payable by a Fund, the Fund’s ratable portion shall equal the Fund’s average net assets relative to the aggregate amount of net assets among all Funds and ETFs, each as measured during [the most recent 12-month period] ended prior to the date of the invoice.

4.	Invoice. In accordance with the terms of this Agreement, HFMC shall prepare and deliver to the Funds an invoice each [month] detailing the calculations of the Fund Accounting Fee.